Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR THE FIRST fiscal quarter ENDED September 30, 2016

Reports quarterly revenues of $195.1 million, net revenues of $49.0 million and adjusted EBITDA of $7.3 million

Activates previously announced share repurchase program

BELLEVUE, WA November 9, 2016 – Radiant Logistics, Inc. (NYSE MKT: RLGT), a third party logistics and multi-modal transportation services company, today reported financial results for the three months ended September 30, 2016.

First Fiscal Quarter Financial Highlights (Quarter Ended September 30, 2016)

•

Revenues were $195.1 million for the fiscal quarter ended September 30, 2016, down $20.4 million or 9.5% compared to revenues of $215.5 million for the comparable prior year period.  Forwarding revenues were down $11.5 million or 7.6%, driven principally by a decrease of $6.0 million in year over year revenues at On Time Express related to the previously disclosed loss of a significant customer in October of 2015, along with an overall reduction in the price of fuel which is generally a pass through item. Brokerage revenue was down $8.7 million driven principally by the impacts of excess capacity and related margin pressures of the current market environment, particularly in the Company’s U.S. operations. Sequentially, revenues were up $11.5 million or 6.3% compared to revenues of $183.6 million for the quarter ended June 30, 2016.

•

Net revenues were $49.0 million for the fiscal quarter ended September 30, 2016, down $1.7 million or 3.4% compared to net revenues of $50.7 million for the comparable prior year period. Net revenues would have improved $0.3 million for the comparable prior year period excluding a decrease of $1.3 million attributed to On Time Express and a decrease of $0.7 million attributed to softness in U.S Brokerage operations.  Sequentially, net revenues were up $2.5 million or 5.4% compared to net revenues of $46.5 million for the quarter ended June 30, 2016.

•

Net income attributable to common stockholders was $1.4 million, or $0.03 per basic and fully diluted share for the fiscal quarter ended September 30, 2016, compared to a net loss of $.2 million, or $0.00 per basic and fully diluted share, for the comparable prior period.  Sequentially, net income improved $2.0 million or $0.04 per basic and fully diluted share compared to the net loss of $0.6 million for the quarter ended June 30, 2016.

•

Adjusted net income attributable to common stockholders was $4.0 million or $0.08 per basic and fully diluted share for the fiscal quarter ended September 30, 2016 compared to adjusted net income attributable to common stockholders of $4.2 million or $0.09 per basic and fully diluted share for the comparable prior year period.  Sequentially, adjusted net income attributable to common stockholders was up $1.2 million or $0.02 per basic and fully diluted share compared to adjusted net income of $2.8 million for the quarter ended June 30, 2016. Periods are calculated by applying a normalized tax rate of 36% and excluding other items not considered part of regular operating activities.

•

Adjusted EBITDA was $7.3 million for the fiscal quarter ended September 30, 2016, down $0.9 million or 10.5% compared to adjusted EBITDA of $8.2 million for the comparable prior year period.  Adjusted EBITDA would have improved $0.7 million for the comparable prior year period excluding a decrease of $0.9 million attributed to On Time Express and a decrease of $0.7 million attributed to softness in U.S Brokerage operations.  Sequentially, adjusted EBITDA was up $1.9 million or 35.2% compared to adjusted EBITDA of $5.4 million for the quarter ended June 30, 2016. Normalizing these results to exclude $0.5 million in non-recurring transition costs associated with the interim operation of Service By Air’s back-office operations, Adjusted EBITDA would have been $7.8 million for the fiscal quarter ended September 30, 2016, compared to $8.8 million for comparable prior year period.

•	Cash provided by operations for the fiscal quarter ended September 30, 2016 was $3.5 million.

Share Repurchase Program

The Company activated its previously announced share repurchase program and acquired 91,798 shares at an aggregate cost of approximately $253,000, or $2.75 per share during the quarter ended September 30, 2016. Under the currently approved plan, the Company is authorized to repurchase up to 5,000,000 shares of the Company’s common stock through December 31, 2016. Prior to this fiscal quarter, there were no purchases of common stock executed under the repurchase program.

CEO Comments

“We are pleased to report another solid quarter with revenues of $195.1 million, net revenues of $49.0 million and adjusted EBITDA of $7.3 million”, said Bohn Crain, Founder and CEO. On a comparable year over year basis, revenues were down $20.4 million or 9.5%, net revenues were relatively flat, down $1.7 million or 3.4% and adjusted EBITDA was down $0.9 million or 10.5%. Excluding the impact of On Time Express, we are quite pleased with the general resiliency of our broader business and how we have been able to respond to the softness in our U.S. Brokerage operations. Forwarding revenues were down $11.5 million or 7.6%, but driven principally by a decrease of $6.0 million in year over year revenues at On Time Express along with an overall reduction in the price of fuel which is generally a pass through item. Brokerage revenues were down $8.7 million driven principally by the impacts of excess capacity and related margin pressures of the current market environment, particularly in the Company’s U.S. operations. Net revenues would have improved $0.3 million for the comparable prior year period excluding a decrease of $1.3 million attributed to On Time Express and a decrease of $0.7 million attributed to softness in U.S Brokerage operations. Similarly, adjusted EBITDA would have improved $0.7 million for the comparable prior year period excluding a decrease of $0.9 million attributed to On Time Express and a decrease of $0.7 million attributed to softness in U.S Brokerage operations. Sequential quarterly comparisons are much better with revenues up $11.5 million or 6.3%; net revenues of $49.0 million, up $2.5 million or 5.4%; and adjusted EBITDA of $7.3 million, up $1.9 million or 35.2%, over the quarter ended June 30, 2016.”

Crain continued: “In our opinion, it is just a matter of time before capacity tightens and the U.S. brokerage market returns to more normalized levels which should improve our overall results. In the mean time we continue to focus on the continuous improvement of our existing business through our ongoing investment in technology and our cross sale initiatives between our forwarding and brokerage operations.  Over the short term, our progress with the SBA integration will unlock meaningful cost synergies in the second half of fiscal 2017 and our cross sale initiatives between our forwarding and brokerage operations continue to gain traction. In addition, year over year comparisons become easier without the drag of On Time Express in future reporting periods. Taking a longer term view, it is also important to remember that we continue to enjoy a 10 year first-to-market advantage in executing our multi-brand strategy in consolidating agent-based forwarding networks. We believe we are uniquely positioned to support further consolidation in the marketplace and our ongoing investment in technology will give us the scalable back-office infrastructure to support a much larger enterprise going forward. This is our opportunity over the longer term.”

“At the same time, we also recognize that in this current freight environment the equity markets have failed, in our opinion, to recognize the benefits of our growth strategy, as well as our strategic, operating and financial accomplishments. Over the short term, we believe this creates an opportunity for us to make use of our previously announced share repurchase program and buy our stock at very attractive prices.  Over the longer terms, we are confident that a continued patient and diligent focus on our service offerings and growth objectives will ultimately be rewarded by the financial marketplace.”

First Fiscal Quarter Ended September 30, 2016 – Financial Results

For the three months ended September 30, 2016, Radiant reported net income attributable to common stockholders of $1.4 million on $195.1 million of revenues, or $0.03 per basic and fully diluted share.  For the three months ended September 30, 2015, Radiant reported a net loss attributable to common stockholders of $0.2 million on $215.5 million of revenues, or $0.00 per basic and fully diluted share.

For the three months ended September 30, 2016, Radiant reported adjusted net income attributable to common stockholders of $4.0 million, or $0.08 per basic and fully diluted share. For the three months ended September 30, 2015, Radiant reported adjusted net income attributable to common stockholders of $4.2 million, or $0.09 per basic and fully diluted share.

Radiant also reported adjusted EBITDA of $7.3 million for the three months ended September 30, 2016, compared to adjusted EBITDA of $8.2 million for the three months ended September 30, 2015. Normalizing these results to exclude non-recurring transition costs associated with the interim operation of Service by Air’s back-office operations, adjusted EBITDA would have been $7.8 million and $8.8 million for the three months ended September 30, 2016 and 2015, respectively.

A reconciliation of Radiant’s adjusted net income and adjusted EBITDA to the most directly comparable GAAP measure for the three months ending September 30, 2016 and 2015 appears at the end of this release.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc will host a conference call on Wednesday, November 9, at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO will host the call.

Conference Call Details
DATE/TIME:   Wednesday, November 9, 2016 at 4:30 PM Eastern
DIAL-IN:          US (877) 407-8031; Intl. (201) 689-8031
REPLAY:          November 10, 2016 at 9:30 AM Eastern to November 23, 2016 at 11:59 PM Eastern, US (877) 481-4010;

           Intl. (919) 882-2331 (Replay ID number: 10133)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or through www.InvestorCalendar.com.

About Radiant Logistics (NYSE MKT: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a third party logistics and multimodal transportation services company. Through its comprehensive service offering, Radiant provides domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing to a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management's expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to: trends in the domestic and global economy; our ability to attract new and retain existing agency relationships; acquisitions and integration of acquired entities; availability of capital to support our acquisition strategy; our ability to maintain and improve back office infrastructure and transportation and accounting information systems in a manner sufficient to service our revenues and network of operating locations; the ability of the Wheels operation to maintain and grow its revenues and operating margins in a manner consistent with recent operating results and trends; our ability to maintain positive relationships with our third-party transportation providers, suppliers and customers; outcomes of legal proceedings; competition; management of growth; potential fluctuations in operating results; and government regulation. More information about factors that potentially could affect our financial results is included Radiant Logistics, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

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Investor Contact: Stonegate, Inc. Casey Stegman 972-850-2001 casey@stonegateinc.com	Media Contact: Radiant Logistics, Inc. Ryan McBride (425) 943-4533 rmcbride@radiantdelivers.com

RADIANT LOGISTICS, INC.

Consolidated Balance Sheets

(In thousands, except share and per share data)	September 30,	June 30,
	2016	2016
ASSETS
Current assets:
Cash and cash equivalents	$7,804	$4,768
Accounts receivable, net of allowance of $1,852 and $1,806, respectively	114,051	101,035
Employee and other receivables	396	635
Income tax deposit	157	1,525
Prepaid expenses and other current assets	7,440	5,410
Total current assets	129,848	113,373

Technology and equipment, net	12,114	12,453

Acquired intangibles, net	69,917	71,941
Goodwill	62,888	62,888
Deposits and other assets	2,866	2,814
Total long-term assets	135,671	137,643
Total assets	$277,633	$263,469

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued transportation costs	$84,541	$75,071
Commissions payable	10,085	8,280
Other accrued costs	5,772	5,331
Due to former shareholders of acquired operations	—	50
Current portion of notes payable	2,419	2,416
Current portion of contingent consideration	3,834	3,387
Current portion of transition and lease termination liability	1,809	1,838
Other current liabilities	122	138
Total current liabilities	108,582	96,511

Notes payable, net of current portion	29,760	28,903
Contingent consideration, net of current portion	3,901	4,098
Transition and lease termination liability, net of current portion	463	658
Deferred rent liability	934	851
Deferred tax liability	12,151	12,525
Other long-term liabilities	1,071	742
Total long-term liabilities	48,280	47,777
Total liabilities	156,862	144,288

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; 839,200 shares issued and outstanding, liquidation preference of $20,980	1	1
Common stock, $0.001 par value, 100,000,000 shares authorized; 48,880,391 and 48,857,506 shares issued, and 48,788,593 and 48,857,506 shares outstanding, respectively	30	30
Additional paid-in capital	114,692	114,392
Treasury stock, at cost, 91,798 and 0 shares, respectively	(253)	—
Deferred compensation	—	(1)
Retained earnings	5,932	4,581
Accumulated other comprehensive income	319	98
Total Radiant Logistics, Inc. stockholders’ equity	120,721	119,101
Non-controlling interest	50	80
Total stockholders’ equity	120,771	119,181
Total liabilities and stockholders’ equity	$277,633	$263,469

RADIANT LOGISTICS, INC.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands, except share and per share data)	Three Months Ended September 30,
	2016	2015
Revenues	$195,133	$215,495
Cost of transportation	146,124	164,782
Net revenues	49,009	50,713

Operating partner commissions	23,351	22,298
Personnel costs	12,778	14,443
Selling, general and administrative expenses	5,782	6,463
Depreciation and amortization	3,006	3,105
Transition and lease termination costs	476	3,163
Change in contingent consideration	250	(412)
Total operating expenses	45,643	49,060

Income from operations	3,366	1,653

Other income (expense):
Interest income	4	7
Interest expense	(639)	(1,418)
Foreign exchange gain	201	250
Other	194	95
Total other expense:	(240)	(1,066)

Income before income tax expense	3,126	587

Income tax expense	(1,252)	(233)

Net income	1,874	354
Less: Net income attributable to non-controlling interest	(12)	(15)

Net income attributable to Radiant Logistics, Inc.	1,862	339
Less: Preferred stock dividends	(511)	(511)

Net income (loss) attributable to common stockholders	$1,351	$(172)

Other comprehensive income
Foreign currency translation gain	221	855
Comprehensive income	$1,572	$683

Net income (loss) per common share - basic and diluted	$0.03	$—

Weighted average shares outstanding:
Basic shares	48,861,511	47,375,437
Diluted shares	49,534,395	47,375,437

RADIANT LOGISTICS, INC.

Reconciliation of Net Income to Adjusted Net Income, EBITDA, Adjusted EBITDA and Normalized Adjusted EBITDA

(unaudited)

As used in this report, Adjusted Net Income, EBITDA, Adjusted EBITDA and Normalized Adjusted EBITDA are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted Net Income, EBITDA, Adjusted EBITDA and Normalized Adjusted EBITDA are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income, management uses a 36% tax rate for calculating the provision for income taxes before preferred dividend requirement to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at Adjusted Net Income, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include depreciation and amortization, change in contingent consideration, amortization of loan fees, write-off of loan fees, impairment of acquired intangible assets, acquisition related costs, transition costs, lease termination costs, legal costs and non-recurring costs.

Adjusted EBITDA means earnings before preferred stock dividends, interest, income taxes, depreciation and amortization, which is then further adjusted for changes in contingent consideration, expenses specifically attributable to acquisitions, lease termination costs, extraordinary items, share-based compensation expense, legal costs, non-recurring costs, write off of loan fees, impairment of acquired intangible assets and foreign exchange losses or gains. Normalized Adjusted EBITDA represents the Adjusted EBITDA but also adds back transition costs associated with the SBA back-office that is projected to be eliminated.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Adjusted Net Income, EBITDA, Adjusted EBITDA and Normalized Adjusted EBITDA should not be considered in isolation or as a substitute for any of the consolidated statements of operations prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

	Three Months Ended September 30,
Reconciliation of net income (loss) to adjusted net income:	2016	2015

Net income (loss) attributable to common stockholders	$1,351	$(172)
Adjustments to net income:
Income tax expense	1,252	233
Depreciation and amortization	3,006	3,105
Change in contingent consideration	250	(412)
Lease termination costs	3	2,058
Acquisition related costs	145	970
Legal costs	36	291
Non-recurring costs	6	49
Amortization of loan fees	80	101
Transition costs associated with acquisitions	473	640

Adjusted net income before income taxes	6,602	6,863

Provision for income taxes at 36% before preferred dividend requirement	(2,561)	(2,655)

Adjusted net income	$4,041	$4,208

Adjusted net income per common share - basic and diluted	$0.08	$0.09

Weighted average shares outstanding:
Basic shares	48,861,511	47,375,437
Diluted shares	49,534,395	47,375,437

	Three Months Ended September 30,
Reconciliation of net income (loss) to normalized adjusted EBITDA	2016	2015

Net income (loss) attributable to common stockholders	$1,351	$(172)
Preferred stock dividends	511	511

Net income attributable to Radiant Logistics, Inc.	1,862	339
Income tax expense	1,252	233
Depreciation and amortization	3,006	3,105
Net interest expense	635	1,411

EBITDA	6,755	5,088

Share-based compensation	331	390
Change in contingent consideration	250	(412)
Acquisition related costs	145	970
Legal costs	36	291
Non-recurring costs	6	49
Lease termination costs	3	2,058
Foreign exchange gain	(201)	(250)

Adjusted EBITDA	7,325	8,184
Transition costs	455	640
Normalized adjusted EBITDA	$7,780	$8,824
As a % of Net Revenues	15.9%	17.4%